[BATTELLE AND BATTELLE LETTERHEAD]


May 17, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Amcast Industrial Corporation, on behalf of the Amcast Industrial Corporation 401(k) Salary Deferral Plan and the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees
- Plan 2, which we  understand  will be filed with the  Commission,  pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 17, 2004. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,

/s/ Battelle & Battelle LLP
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Battelle & Battelle LLP